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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):

                                  MARCH 9, 2001

                       SANTA FE INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


     CAYMAN ISLANDS                    1-14634                  98-0108989
(State of incorporation)        (Commission File No.)         (IRS Employer
                                                           Identification No.)

                         TWO LINCOLN CENTRE, SUITE 1100
                                5420 LBJ FREEWAY
                               DALLAS, TEXAS 75240
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 701-7300



          (Former name or former address, if change since last report)




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ITEM 5.  OTHER EVENTS

         On March 9, 2001, Dr. Richard N. Haass notified the Chairman of the Board of the Registrant that he would discontinue his service as a member of the Registrant's Board of Directors, effective March 9, 2001, to accept an appointment by President Bush to the position of Director of Policy Planning for the Department of State. Upon receipt of Dr. Haass' notice, the nominating and governance committee commenced its search for a replacement for Dr. Haass on the Registrant's Board of Directors. The committee recognized that it may take some time to identify a suitable candidate to fill Dr. Haass' vacancy, and that the selection may not occur in sufficient time to present a nominee for election as a Class I director at the Registrant's Annual General Meeting of Shareholders to be held on May 15, 2001. To address this situation, on March 11, 2001, Ferdinand
A. Berger submitted his resignation as a Class II director and the Board of Directors, upon the recommendation of the nominating and governance committee, appointed Mr. Berger to fill the remaining Class I term formerly held by Dr. Haass. It is contemplated that the Registrant's Board of Directors will appoint a director to fill the remainder of the Class II term vacancy created by Mr. Berger's resignation, as authorized by the Registrant's Articles of Association.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SANTA FE INTERNATIONAL CORPORATION



Date:   March 12, 2001              By:  /s/ Cary A. Moomjian, Jr.
                                        ----------------------------------------
                                        Name:   Cary A. Moomjian, Jr.
                                        Title:  Vice President, General Counsel
                                                and Secretary